EXHIBIT 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED FORBEARANCE AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED FORBEARANCE AGREEMENT (hereinafter, this “Amendment”), dated as of June 15, 2012, is by and among YA GLOBAL INVESTMENTS, L.P., formerly known as Cornell Capital Partners, LP (the “Lender”), a Cayman Islands exempt limited partnership with an office located at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302, HOMELAND SECURITY CAPITAL CORPORATION, a Delaware corporation (the “Company”) with its principal office located at 4601 Fairfax Road, Suite 1200, Arlington, VA 22203, CSS MANAGEMENT CORP. (formerly known as Corporate Security Solutions, Inc.) a Pennsylvania corporation (“CSS”) with its principal office located at 4601 Fairfax Road, Suite 1200, Arlington, VA 22203 and FIDUCIA HOLDINGS CORPORATION, a Delaware corporation (“Fiducia Corporation”) with its principal office located at 4601 Fairfax Road, Suite 1200, Arlington, VA 22203.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Forbearance Agreement (as defined below).

WITNESSETH

WHEREAS, the Lender, the Company, NTG Management Corp. (f/k/a Nexus Technologies Group, Inc.) (“Nexus”) and Fiducia Holdings LLC (“Fiducia”) entered into an Amended and Restated Forbearance Agreement dated as of October 26, 2011 (the “Forbearance Agreement”);

WHEREAS, CSS guaranteed the obligations of the Company to the Lender pursuant to that certain Guaranty Agreement dated as of November 11, 2011 and joined the Security Agreement pursuant to that certain Joinder Agreement dated as of November 11, 2011 by CSS, the Company, Fiducia and NTG in favor of the Lender;

WHEREAS, on January 20, 2012, prior to its dissolution, Nexus contributed to the Company 100% of its equity interests in CSS;

WHEREAS, Nexus was dissolved pursuant to the certain Certificate of Dissolution filed on January 20, 2012 with the Secretary of State for the State of Delaware;

WHEREAS, effective December 31, 2011, Fiducia and Fiducia Corporation entered into a Contribution and Exchange Agreement (the “Contribution Agreement”), pursuant to which the holders of the units of Fiducia transferred, assigned and contributed such units to Fiducia Corporation in exchange for a number of validly issued, fully paid and non-assessable shares of common stock and Series A Preferred Stock of Fiducia Corporation in accordance with the terms and conditions thereof;

WHEREAS, Fiducia Corporation guaranteed the obligations of the Company to the Lender pursuant to that certain Guaranty Agreement dated as of May 11, 2012 and joined the Security Agreement pursuant to that certain Joinder Agreement dated as of May 11, 2012 by Fiducia Corporation, the Company, CSS and NTG in favor of the Lender;

WHEREAS, Fiducia was dissolved pursuant to that certain Certificate of Cancellation filed on May 7, 2012 with the Secretary of State for the State of Delaware;

WHEREAS, the Existing Defaults have not been remedied on or prior to the Forbearance Termination Date and are continuing as of the date hereof; and

WHEREAS, the Company has requested that the Lender extend the Forbearance Period by extending the Termination Date from June 29, 2012 to August 31, 2012, and the Lender is willing to do so, but only on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Amendments

1.                                       The definition of “Termination Date” in Section 1 of the Forbearance Agreement shall be deleted in its entirety and replaced with the following language:

“Termination Date” means August 31, 2012.”

2.                                       Exhibit A to the Forbearance Agreement shall be amended by adding to the list of documents, instruments and agreements the following:

“44.                           Guaranty Agreement dated as of May 11, 2012 by Fiducia Holdings Corporation in favor of Lender;

45.                                 Joinder Agreement dated as of May 11, 2012 by Fiducia Holding Corporation, the Company, CSS and NTG in favor of the Lender;

46.                                 Side Letter Concerning Removing Equity Transfer Restrictions dated May 11, 2012 by the shareholders of Fiducia Holdings Corporation in favor of the Lender;

47.                                 Letter Agreement Regarding Assumption of Obligations under Fiducia Real Estate Solutions Side Letter dated May 11, 2012 by Fiducia Holdings Corporation in favor of the Lender.”

Agreements

3.                                       On or before July 13, 2012, the Company shall deliver to the Lender one or more certificated securities representing 100% of the Company’s equity interests in CSS, along with executed and undated stock power(s) in form and substance satisfactory to the Lender, in its sole and exclusive discretion.

Effective Date

4.                                       This Amendment shall become effective as of the date hereof upon receipt by the Lender of counterparts of the Amendment duly executed and delivered by the Company, Fiducia Corporation and CSS.

Interpretation

5.                                       The Lender, the Company, CSS and Fiducia Corporation each hereby acknowledges and agrees that the Forbearance Agreement and the Financing Documents shall continue to be and shall remain unchanged and in full force and effect in accordance with their terms.  Any terms or conditions contained in this Amendment shall control over any inconsistent terms or conditions in the Forbearance Agreement.

6.                                       Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of any default or Event of Default or of any rights, powers, privileges or remedies that the Lender has or may have under the Forbearance Agreement, the Financing Documents and/or applicable law on account of such default or Event of Default.

7.                                       For purposes of the Forbearance Agreement, the representations, warranties and covenants contained in this Amendment shall be deemed to be, and shall be, representations, warranties and covenants under the Financing Documents.  Without limiting the foregoing sentence, if the Company, CSS and/or Fiducia Corporation breach(es) any provision contained herein, or should any representation or warranty set forth herein be untrue, then such event shall, without the necessity of any further action by any party, automatically constitute an Event of Default and a Termination Event.

Waiver of Claims

8.                                       The Company, CSS and Fiducia Corporation each hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (collectively, the “Lender Parties”) and that if the Company, CSS or Fiducia Corporation now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender  Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through the date hereof , all of them are hereby expressly WAIVED, and the Company, CSS and Fiducia Corporation each hereby RELEASES the Lender Parties from any liability therefor.

Acknowledgment of Indebtedness

9.                                       The principal and interest figures set forth in Section 9 of the Forbearance Agreement are hereby updated as of the date hereof as follows, and the Company, CSS and Fiducia Corporation each hereby acknowledges and agrees that, in accordance with the terms and conditions of the Financing Documents, it is liable to the Lender as follows:

a.                                       Due under November 28 Promissory Note as of the date hereof:

Principal	$0
Interest	$20,454.09
Total	$20,454.09

b.                                      Due under the November 26 Promissory Note as of the date hereof:

Principal	$0
Interest	$51,344.09
Total	$51,344.09

c.                                       Due under the First March 2008 Promissory Note as of the date hereof:

Principal	$0
Interest	$0
Total	$0

d.                                      Due under the Second March 2008 Promissory Note as of the date hereof:

Principal	$1,263,903.81
Interest	$2,053,595.31
Total	$3,317,499.12

e.                                       Due under the Third March 2008 Promissory Note as of the date hereof:

Principal	$0
Interest	$1,786,033.69
Total	$1,786,033.69

f.                                         For all interest accruing upon the principal balances of the Promissory Notes from and after the date hereof, and for all fees, redemption premiums, liquidated damages, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accrued or incurred by the Lender in connection with the Financing Documents.

Representations, Warranties, and Covenants

10.                                 The Company, CSS and Fiducia Corporation each hereby represents, warrants, and covenants to the Lender as follows:

a.                                       The execution and delivery of this Amendment by the Company, CSS and Fiducia Corporation and the performance by the Company, CSS and Fiducia Corporation of its obligations and agreements under this Amendment, the Forbearance Agreement, and the Financing Documents are within the authority of the Company, CSS and Fiducia Corporation, have been duly authorized by all necessary corporate proceedings, if applicable, on behalf of the Company, CSS and Fiducia Corporation and do not and will not contravene any provision of law, statute, rule or regulation to which the Company, CSS or Fiducia Corporation is subject or, if applicable, the Company’s, CSS’s or Fiducia Corporation’s charter, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Company,  CSS and/or Fiducia Corporation.

b.                                      This Amendment, the Forbearance Agreement and the Financing Documents constitute legal, valid and binding obligations of the Company, CSS and Fiducia Corporation, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the rights or remedies of creditors and by general equitable principles (whether considered in a proceeding in equity or at law).

c.                                       No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Company, CSS and/or Fiducia Corporation of this Amendment, the Forbearance Agreement or any of the Financing Documents.

d.                                      The Company, CSS and Fiducia Corporation have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Company, CSS and Fiducia Corporation prior to or at the time hereof, and as of the date hereof, and to the best knowledge of the Company, CSS and Fiducia Corporation, no default and/or Event of Default has occurred and is continuing under any of the Financing Documents, with the sole exception of the Existing Defaults.

e.                                       The representations and warranties contained in the Financing Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Amendment, the Forbearance Agreement and the Financing Documents, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the financial condition of the Company, CSS and/or Fiducia Corporation and to the extent that such representations and warranties relate expressly to an earlier date.

f.                                         To the best knowledge of the Company, CSS and Fiducia Corporation, the Company,  CSS and Fiducia Corporation currently have no commercial tort claims (as such term is defined in the Code), and each of the Company, CSS and Fiducia Corporation hereby covenants and agrees that in the event it shall hereafter hold or acquire a commercial tort claim, it shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be satisfactory to the Lender.

g.                                      The Company, CSS and Fiducia Corporation have read and understand each of the terms and conditions of this Amendment and confirms that it is entering into this Amendment freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Amendment.

Entire Agreement

11.                                 This Amendment shall be binding upon the Company, CSS, Fiducia Corporation and the Company’s, CSS’s and Fiducia Corporation’s employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns.  The Forbearance Agreement, as amended by the Amendment, incorporates all of the discussions and negotiations between the Company, CSS, Fiducia Corporation and the Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modification, amendment, or waiver of any provision of the Forbearance Agreement, as amended by this Amendment, or any provision of any other document, instrument, or agreement between the Company, CSS and/or Fiducia Corporation, on the one hand, and the Lender, on the other hand, shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

Construction of Amendment

12.                                 In connection with the interpretation of this Amendment:

a.                                       All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Jersey and are intended to take effect as sealed instruments.

b.                                      The captions of this Amendment are for convenience purposes only, and shall not be used in construing the intent of the Lender or the Company, CSS or Fiducia Corporation under this Amendment.

c.                                       Except as specifically modified herein, all terms and conditions of the Forbearance Agreement shall remain in full force and effect.

d.                                      The Lender, the Company, CSS and Fiducia Corporation have prepared this Amendment with the aid and assistance of their respective counsel.  Accordingly, all of them shall be deemed to have been drafted by the Lender, the Company, CSS or Fiducia Corporation and shall not be construed against the Lender, the Company, CSS or Fiducia Corporation.

Illegality or Unenforceablility

13.                                 Any determination that any provision or application of this Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

Counterparts

14.                                This Amendment may be executed in multiple identical counterparts, each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

HOMELAND SECURITY CAPITAL CORPORATION

By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: Chief Executive Officer and President

CSS MANAGEMENT CORP.

By:	/s/ Michael T. Brigante
Name: Michael T. Brigante
Title: Chief Financial Officer

FIDUCIA HOLDINGS CORPORATION

By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: Chief Executive Officer

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Gerald Eicke
Name: Gerald Eicke
Title: Managing Member